POWER OF ATTORNEY

The undersigned, BlackRock Investment Management (Dublin)
Limited a corporation duly organized under the laws of
Ireland (the "Company"), does hereby make,
constitute and appoint each of Robert Connolly,Howard Surloff,
Edward Baer, James DesMarais, Bartholomew Battista,
Dan Waltcher, Karen Clark, Denis Molleur,Daniel
Ronnen, Daniel Moonay,Con Tzatzakis and  Junichi
Yoshioka acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United
States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4,5,13D,13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents
and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by
virtue hereof.   Any such determination by an attorney-in-fact named
herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall bevalid from the date hereof and remain in full force and effect until either revoked in writing by the Company, or, in respect if any attorney-in-fact named herein, until such person ceases to an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 4th day of November 2009.

BLACKROCK INVESTMENT MANAGEMENT (DUBLIN) LIMITED


By:_ _/s/ Dan Morrissey
Name: Dan Morrissey
Title: Director